EXHIBIT 10.35

                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT (the "Agreement") dated as of the 15th day of September 2006, between POWER2SHIP, INC., a Nevada corporation ("P2S"), and Richard Hersh (Consultant)

                                R E C I T A L S:

         A. Company desires to engage Consultant on a non-exclusive basis to provide the services hereinafter described relating to the Company; and

         B. Consultant acknowledges that he has the technical knowledge and business background and experience to undertake his duties hereunder and will diligently and faithfully render the services requested by Company.

         NOW, THEREFORE, in consideration of the terms and the mutual undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed as follows:

         1. Term. Subject to the terms and conditions set forth herein, the term of this Agreement shall commence on the date set forth above (the "Effective Date") and expire on September 14, 2011 (the Expiration Date").

         2. Services, Availability of Consultant. Company hereby engages Consultant to provide the services herein described in Section 3 (the "Services") and to use his best efforts to perform his obligations hereunder. Consultant may provide the services from any location and in any form (i.e., oral, written, electronic, etc.) that he deems appropriate. Nonetheless, unless prevented by sickness or disability, the Consultant shall be available with reasonable advance notice during normal working hours, and at such other times as may reasonably be required to perform Consultant's service, to participate in meetings at the Company's or other locations, as directed by the Company's Chief Executive Officer. The Consultant acknowledges that in the course of providing consulting services, Consultant may be required, from time to time, to travel on behalf of the Company at the Company's expense. The Consultant shall be prohibited from providing consulting services to other companies that may reasonably be deemed to be competitors of the Company unless Consultant obtains the prior written permission from the Company's Chief Executive Officer.

         3. Duties. For purposes hereof, the Services shall include:

         (a) Advising the Company's management and Board of Directors on business matters as requested by the Company's Chief Executive Officer;

         (b) Identifying and introducing the Company to prospective investors or lenders;
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         (c) Identifying and introducing the Company to potential strategic partners, acquisition or merger candidates or joint venture parties; and

         (d) Such other duties as reasonably requested by the Company's Chief Executive Officer.

         4. Compensation. As compensation hereunder, the Company shall pay to Consultant a monthly fee or service payment at the rate of $10,000 per month. One-half of the consulting fee shall be paid semi-monthly, in arrears, on the 15th day and the last day of each month during the entire term of this Agreement commencing September 30, 2006.

         5. Termination:

         a. The Agreement shall terminate upon the occurrence of any of the following events:

         i.       The Expiration Date;

         ii. Upon written notice to Consultant by the Company of termination of the Agreement for Cause (as defined in Section 5(b)) or

         iii. Upon thirty (30) days written notice of termination by Consultant to Company for any reason

         b. For purposes of this Agreement, the term "Cause" shall mean the Consultant's i) conviction or entry of a plea of guilty or nolo contendere, with respect to any felony; (ii) commission of any act of willful misconduct, gross negligence, fraud or dishonesty that materially affects the Company; or (iii) violation of any material term of this Agreement, provided that the Company first delivers written notice thereof to the Consultant and the Consultant shall not have cured such violation within ten (10) days after receipt of such written notice. Notwithstanding the foregoing, Consultant may not be terminated for Cause in the event of his death or disability.

         c. Unless terminated pursuant to Sections 5.a. and 5.b. herein, Consultant's compensation shall be paid to Consultant or his designated beneficiaries during the entire term of the Agreement.

         6. Confidentiality.

         (a) In connection with this Agreement, Consultant may gain access to Confidential Information (as hereinafter defined) of Company and/or its Affiliates. Confidential Information includes information communicated orally, in writing, by electronic or magnetic media, by visual observation, or by other means, and may be marked confidential or proprietary, or bear a marking of like import, or which Company or any of its Affiliates state to be Confidential or proprietary, or which would logically be considered confidential or proprietary under circumstances of its disclosure known to Consultant.

         (b) Consultant acknowledges and understands that (i) Confidential Information provides Company and its Affiliates with a competitive advantage (or that could be used to the disadvantage of Company and its Affiliates by a competitor), (ii) Company and its Affiliates have a continuing interest in maintaining the confidentiality of Confidential Information and (iii) Company and its Affiliates have a compelling business interest in preventing unfair competition stemming from the use or disclosure of Confidential Information. Moreover, Consultant acknowledges that clients of Company and/or its Affiliates
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entrust Company and its Affiliates with responsibility for acquiring knowledge relating to aspects of their clients' businesses, with the expectation that Company and its Affiliates will hold all such knowledge, including in some cases the fact that they are doing business with Company and its Affiliates, and the specific transactions in which they are engaged, in the strictest confidence ("Client Confidences").

         (c) For purposes hereof, "Confidential Information" includes, but is not limited to information pertaining to business plans, technology, intellectual property, joint venture agreements, licensing agreements, financial information, contracts, customers, Client Confidences, employee identities and contact information, products, trade secrets, specifications, designs, plans, drawings, software, data, prototypes, processes, methods, research, development or other information relating to the business activities and operations of Company and/or its Affiliates.

         (d) Consultant agrees to keep Confidential Information confidential and, except as authorized by Company or any of its Affiliates, in writing, Consultant shall not, directly or indirectly, use Confidential Information for any reason except to perform his obligations under this Agreement. No other rights or licenses, to trademarks, inventions, copyrights, patents or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Confidential Information to Consultant.

         (e) Consultant shall use Confidential Information only for purposes of performing under this Agreement. In the event the performance of the Services requires Consultant to disclose Confidential Information to any employee, agent, representative or other third person, disclosure shall be made only on an "as needed" basis and Consultant shall advise those persons who require access to the Confidential Information of their obligations with respect thereto. Further, Consultant shall copy Confidential Information only as necessary, and ensure that all confidentiality notices are reproduced in full on such copies.

         (f) The restrictions in subsection (d) of this Section shall not apply to any Confidential Information if Consultant can demonstrate that the Confidential Information:

         (i) is or becomes available to the public through no breach of this Agreement;

         (ii) was previously known by Consultant without any obligation to hold it in confidence;

         (iii) is received from a third party free to disclose such information without restriction;

         (iv) is independently developed by Consultant without the use of the Confidential Information;

         (v)      is approved for release by written authorization of Company;

         (vi) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; or

         (vii) is disclosed in response to a valid order of a court or lawful request of a governmental agency, but only to the extent of
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                  and for the purposes of such order or request, provided that
                  Consultant notifies Company of the order or request ten days prior to disclosure and permits Company and/or its Affiliate to seek an appropriate protective order.

         7. Representations and Covenants of Consultant.

         (a) Consultant hereby represents and warrants to Company that (i) Consultant has the full, complete and entire right, power and authority to enter into this Agreement, (ii) the execution of this Agreement by Consultant and the performance of Consultant's Services hereunder will not, directly or indirectly, violate, or be a breach of, any agreement, law, rule, regulation, order, commitment or responsibility of any kind, (iii) this Agreement contains the valid and binding obligations of Consultant and (iv) Consultant is not, directly or indirectly, in breach of any confidentiality agreement or covenant not to compete to which he is a party.

         (b) Consultant will not use in the performance of his responsibilities under this Agreement any confidential or proprietary information or trade secrets of any other person or entity.

         (c) Consultant has not entered into and will not enter into any agreement (whether oral or written) in conflict with this Agreement.

         (d) Consultant will promptly advise Company of any potential conflict of interest that may arise during his service as a consultant to Company, and will withdraw from any activity upon request when Company, in its sole discretion, deems such withdrawal necessary or desirable to avoid any actual or potential conflict of interest.

         (e) Consultant shall execute and deliver to Company such Non-Disclosure Agreements and/or Business Ethics and related policies as are established from time-to-time by Company, and are generally applicable to Company's consultants.

         8. Liability and Indemnification. Consultant (including any person or entity acting for or on behalf of Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the gross negligence or intentional misconduct of Consultant or any person or entity acting for or on behalf of Consultant. The Company and its present and future subsidiaries, jointly and severally, agree to indemnify and hold harmless Consultant and its present and future shareholders as well as its and their officers, directors, affiliates, associates, employees, shareholders, attorneys and agents ("Indemnified Parties" or "Indemnified Party") against any loss, claim, damage or liability whatsoever (including reasonable attorneys' fees and expenses) to which such Indemnified Party may become subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by Consultant pursuant to this Agreement if such act or omission did not violate the provisions of this Section 7 of this Agreement. So long as the Company has not provided counsel to the Indemnified Party in accordance with the terms of the Agreement, the Company and its subsidiaries agree to reimburse the defense of any action or investigation (including reasonable attorneys' fees and expenses) subject to an understanding from such Indemnified Party to repay the Company or its subsidiaries if it is ultimately determined that such Indemnified Party is not entitled to such indemnity. In case any action, suit or proceeding shall be brought or threatened, in writing, against any Indemnified Party, it shall notify the company within twenty (20) days after the Indemnified Party receives notice of such action, suit or such threat. The Company shall have the right to appoint the Company's counsel to defend such action, suit or proceeding, provided that such Indemnified Party consents to such representation by such counsel, which consent shall not be unreasonably withheld. In the event
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any counsel appointed by the Company shall not be acceptable to such Indemnified
Party, then the Company shall have the right to appoint alternative counsel for such Indemnified Party reasonably acceptable to such Indemnified Party, until such time as acceptable counsel can be appointed. In any event, the Company shall, at its sole cost and expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. The Indemnified Party, or its co-counsel, shall promptly supply the Company's counsel with copies of all documents, pleadings and notices that are filed, served or submitted in any of the aforementioned. No Indemnified Party shall enter into any settlement without the prior written consent of the Company, which consent shall not be unreasonably withheld.

         9. Notices. Unless otherwise specifically provided herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid at the following addresses, and/or to such other addresses and/or persons which either party may designate by like notice:

                  (a) if to Consultant, to:

                           13704 NW 23 Court
                           Sunrise, Florida 33323

                  (b) if to Company, to:

                           Power2Ship, Inc.
                           903 Clint Moore Road
                           Boca Raton, Florida   33487
                           Attn:  Chief Executive Officer

         10. Independent Contractor and Non-Exclusivity. The relationship of Consultant to Company shall be that of an independent contractor. Nothing herein shall create an employment relationship between the parties, or a joint venture. Each party shall pay the taxes attributable to it, including those, if any, arising by reason of execution of this Agreement. Consultant shall pay all taxes and the cost of insurance and health and other benefits to which Consultant may be entitled and Company shall have no obligation to pay any such taxes, insurance, benefits or similar items for or on behalf of Consultant or any person employed by Consultant. Subject to the terms and conditions of this Agreement, neither party shall operate under the direct or indirect supervision of the other. Moreover, neither party shall attempt, or have the right, to bind the other party to any agreement, understanding or contract with any third party. Consultant shall retain, by employment or otherwise, such personnel as he deems necessary to perform his obligations under this Agreement. The compensation, benefits, taxes, insurance and all other aspects of the relationship between Consultant and his employees and/or agents shall be the sole responsibility of Consultant, and Company shall have no responsibility therefore. No provision of this Agreement shall be construed to preclude the Consultant, or any officer, director, agent, assistant, affiliate or employee of Consultant from engaging in any activity whatsoever, including, without limitation, receiving compensation for managing investments or acting as an advisor, participant in any corporation, partnership, trust or other business entity not in competition with the Company or from receiving compensation or profit therefor. Consultant shall have no obligation to present any business combination to the Company and shall incur no liability for its failure to do so. The foregoing notwithstanding, the Consultant shall devote not less than 50% of its working time to the affairs of the Company.
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         11. Additional Provisions.

         (a) This Agreement shall inure to the benefit of, and be binding upon, Company and Consultant and their respective successors and assigns. Consultant shall not assign or delegate the performance of any of his rights and/or obligations under this Agreement without the prior written consent of Company and any attempted assignment in violation of this Agreement shall be null and void.

         (b) This Agreement constitutes the entire Agreement, representation and understanding of the parties hereto with respect to the subject matter hereof, and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the parties hereto.

         (c) No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

         (d) If any provision of this Agreement is invalid or unenforceable in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, but the foregoing shall not render invalid or unenforceable in such jurisdiction the remainder of this Agreement or the remainder of such provision or affect the validity or unenforceability of any provision of this Agreement in any other jurisdiction.

         (e) Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in a federal or state court of competent jurisdiction located in the County of Palm Beach, State of Florida. Each of the parties hereto hereby: (i) waives any objection which it may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consents to the jurisdiction of such courts in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agree that service of process upon a party mailed by certified mail to such party's address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. Each of the parties waives any right to object to the jurisdiction, the venue of either of such courts, or to claim any such court is an inconvenient forum.

         (f) Consultant acknowledges that prior to the execution of this Agreement he had full opportunity to consult with his own independent attorneys and advisors as deemed appropriate and Consultant fully understands the nature and scope of his rights and obligations hereunder.

         (g) The Parties agree that should any dispute arise in the administration of this Agreement, the dispute shall be resolved through arbitration under the rules of the American Arbitration Association, with its location in the State of Florida and County of Palm Beach.

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         IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed as of the date first above written.

                                         POWER2SHIP, INC.



                                         By:
                                            ------------------------------------
                                            Chief Executive Officer

                                         CONSULTANT


                                         By:
                                            ------------------------------------
                                            Richard Hersh











































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